Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR THIRD FISCAL QUARTER 2016

Chicago, IL, November 1, 2016 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the third fiscal quarter ended September 25, 2016.

Key highlights for the thirteen weeks ended September 25, 2016 compared to the thirteen weeks ended September 27, 2015 include:

•	Total revenues increased 8.1% to $103.8 million from $96.0 million.
•	Company-operated comparable store sales increased 0.6%.
•	Eight new shops opened, including six company-operated shops and two franchised shops.
•	GAAP net income attributable to Potbelly Corporation increased 28.1% to $1.8 million from net income of $1.4 million. GAAP diluted EPS increased 40.0% to $0.07 from $0.05.
•	Adjusted net income attributable to Potbelly Corporation increased 37.8% to $3.0 million from adjusted net income of $2.2 million. Adjusted diluted EPS increased 50.0% to $0.12 from $0.08.
•	EBITDA increased 7.8% to $8.4 million from $7.8 million.
•	Adjusted EBITDA increased 11.1% to $12.0 million from $10.8 million.

Key highlights for the thirty-nine weeks ended September 25, 2016 compared to the thirty-nine weeks ended September 27, 2015 include:

•	Total revenues increased 9.7% to $304.8 million from $277.8 million.
•	Company-operated comparable store sales increased 1.9%.
•	Twenty-two new shops opened, including fifteen company-operated shops and seven franchised shops.
•	GAAP net income attributable to Potbelly Corporation increased 42.4% to $6.3 million from net income of $4.4 million. GAAP diluted EPS increased 60.0% to $0.24 from $0.15.
•	Adjusted net income attributable to Potbelly Corporation increased 36.1% to $8.1 million from adjusted net income of $5.9 million. Adjusted diluted EPS increased 55.0% to $0.31 from $0.20.
•	EBITDA increased 16.2% to $27.1 million from $23.3 million.
•	Adjusted EBITDA increased 12.2% to $34.6 million from $30.8 million.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “During the third quarter, we delivered revenue growth of 8%. Our sales growth was impacted by the slowing consumer trends that began in April and persisted through the third quarter. However, we are pleased with our flow through to the bottom line, where we delivered adjusted net income growth of 38% and adjusted diluted EPS growth of 50%.”

Lewis continued, “We remain focused on executing on the fundamentals of our business to drive sales growth and profitability through targeted investments and disciplined cost management. We remain on track to achieve our guidance for the fiscal year for comparable sales growth of 1% to 2%, adjusted net income growth of at least 20%, and adjusted diluted earnings per share in the range of $0.36 to $0.38.”

2016 Outlook

For the full fiscal year of 2016, management currently expects:

•	Company-operated comparable store sales growth of approximately 1% to 2%;
•	50 – 60 total new shop openings, including 40 – 45 company-operated shop openings;
•	An effective tax rate that is expected to range from 37% to 39%;
•	Adjusted net income of at least 20% growth;
•	Full year adjusted diluted earnings per share to range from $0.36 to $0.38; and
•	Comparable categories of adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

(Projected adjusted net income growth and adjusted diluted earnings per share set forth above are measures not recognized under GAAP.  Please see “Non-GAAP Financial Measures” below.)

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, November 1, 2016
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13647589

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, November 1, 2016 through midnight Tuesday, November 8, 2016. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13647589. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 350 shops in the United States and our franchisees operate over 40 shops domestically, in the Middle East, the United Kingdom and Canada. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•

Adjusted EBITDA – represents net income before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This release includes certain non-GAAP forward-looking information (including but not limited to under the heading “—2016 Outlook”), namely adjusted net income and adjusted diluted earnings per share.  The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 25,		September 27,		September 25,		September 27,
	2016		2015		2016		2015
Revenues
Sandwich shop sales, net	$103,224	99.5%	$95,564	99.5%	$303,116	99.5%	$276,527	99.6%
Franchise royalties and fees	558	0.5	475	0.5	1,657	0.5	1,229	0.4
Total revenues	103,782	100.0	96,039	100.0	304,773	100.0	277,756	100.0
Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,478	27.4	27,256	28.4	83,224	27.3	78,854	28.4
Labor and related expenses	30,163	29.1	27,663	28.8	88,260	29.0	79,415	28.6
Occupancy expenses	13,111	12.6	11,855	12.3	39,042	12.8	34,741	12.5
Other operating expenses	11,338	10.9	10,501	10.9	32,570	10.7	30,128	10.8
General and administrative expenses	9,999	9.6	9,232	9.6	30,827	10.1	27,706	10.0
Depreciation expense	5,656	5.4	5,510	5.7	16,996	5.6	15,949	5.7
Pre-opening costs	340	0.3	510	0.5	731	0.2	1,587	0.6
Impairment and loss on disposal of property and equipment	1,855	1.8	1,133	1.2	2,880	0.9	1,965	0.7
Total expenses	100,940	97.3	93,660	97.5	294,530	96.6	270,345	97.3
Income from operations	2,842	2.7	2,379	2.5	10,243	3.4	7,411	2.7
Interest expense, net	33	0.0	56	0.1	102	0.0	180	0.1
Income before income taxes	2,809	2.7	2,323	2.4	10,141	3.3	7,231	2.6
Income tax expense	960	0.9	866	0.9	3,732	1.2	2,780	1.0
Net income	1,849	1.8	1,457	1.5	6,409	2.1	4,451	1.6
Net income attributable to non- controlling interests	54	0.1	56	0.1	153	0.1	58	0.0
Net income attributable to Potbelly Corporation	$1,795	1.7%	$1,401	1.5%	$6,256	2.1%	$4,393	1.6%

Net income per common share attributable to common shareholders:
Basic	$0.07		$0.05		$0.24		$0.15
Diluted	$0.07		$0.05		$0.24		$0.15
Weighted average common shares outstanding:
Basic	25,240,374		27,850,394		25,772,846		28,450,063
Diluted	25,829,970		28,369,775		26,341,913		29,137,537

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Net income attributable to Potbelly Corporation, as reported	$1,795	$1,401	$6,256	$4,393
Impairment and closures(1)	1,869	1,231	2,897	2,517
Tax benefit of impairment and closures(2)	(677)	(465)	(1,066)	(967)
Adjusted net income attributable to Potbelly Corporation	$2,987	$2,167	$8,087	$5,943

Net income attributable to Potbelly Corporation per share, basic	$0.07	$0.05	$0.24	$0.15
Net income attributable to Potbelly Corporation per share, diluted	$0.07	$0.05	$0.24	$0.15

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.12	$0.08	$0.31	$0.21
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.12	$0.08	$0.31	$0.20

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,240,374	27,850,394	25,772,846	28,450,063
Diluted	25,829,970	28,369,775	26,341,913	29,137,537

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Net income attributable to Potbelly Corporation, as reported	$1,795	$1,401	$6,256	$4,393
Depreciation expense	5,656	5,510	16,996	15,949
Interest expense, net	33	56	102	180
Income tax expense	960	866	3,732	2,780
EBITDA	$8,444	$7,833	$27,086	$23,302
Impairment and closures(3)	1,869	1,231	2,897	2,347
Pre-opening costs(4)	340	510	731	1,587
Stock-based compensation	800	667	2,266	1,795
Public company costs(5)	510	529	1,617	1,792
Adjusted EBITDA	$11,963	$10,770	$34,597	$30,823

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Income from operations	$2,842	$2,379	$10,243	$7,411
Less: Franchise royalties and fees	558	475	1,657	1,229
General and administrative expenses	9,999	9,232	30,827	27,706
Depreciation expense	5,656	5,510	16,996	15,949
Pre-opening costs	340	510	731	1,587
Impairment and loss on disposal of property and equipment	1,855	1,133	2,880	1,965
Shop-level profit [Y]	$20,134	$18,289	$60,020	$53,389
Total revenues	$103,782	$96,039	$304,773	$277,756
Less: Franchise royalties and fees	558	475	1,657	1,229
Sandwich shop sales, net [X]	$103,224	$95,564	$303,116	$276,527
Shop-level profit margin [Y÷X]	19.5%	19.1%	19.8%	19.3%

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	387	358	387	358
Franchise shops, end of period	41	31	41	31
Revenue Data:
Company-operated comparable store sales	0.6%	3.7%	1.9%	4.6%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and thirty-nine weeks ended September 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses, as well as pre-opening for the occupancy-related costs.

(2)

For the thirteen weeks ended September 25, 2016 and September 27, 2015, the tax benefit associated with impairment and closures is based on effective tax rates of 36.2% and 37.8%, respectively. For the thirty-nine weeks ended September 25, 2016 and September 27, 2015, the tax benefit associated with impairment and closures is based on effective tax rates of 36.8% and 38.4%, respectively.

(3)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and thirty-nine weeks ended September 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses.

(4)

Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening. Additionally, the thirty-nine weeks ended September 27, 2015 includes pre-opening rent for the new corporate office location of $0.2 million.

(5)	This adjustment includes on-going public company costs, which primarily consist of legal and accounting fees.